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                                                                    EXHIBIT 99.1
[LOGO OF ATMOS ENERGY CORPORATION]                    DIRECT STOCK PURCHASE PLAN
ATMOS ENERGY CORPORATION

                         ENROLLMENT AUTHORIZATION FORM
                              THIS IS NOT A PROXY

I hereby appoint The First National Bank of Boston as my agent to receive any dividends that may hereafter become payable to me on my shares of Atmos Energy Corporation common stock and to apply such dividends and any Voluntary Cash Payments made by me to the purchase of full and fractional shares of Atmos Energy Corporation common stock.

    CHECK ONE BOX ONLY.

[_] Full Dividend       [_] Partial Dividend        [_] Voluntary Cash Only.
    Reinvestment.           Reinvestment.

    I wish to reinvest      I wish to receive cash      I wish to make Voluntary
    all dividends for       dividends on ________       Cash Payments and
    this account.           shares sent to me and       understand that
                            to reinvest cash            subsequent dividends
    I may also make         dividends on the rest       paid on shares acquired
    Voluntary Cash          of my shares.               through the Plan will
    Payments.                                           automatically be
                            I may also make             reinvested.
                            Voluntary Cash Payments.

I wish to make a Voluntary Cash Payment of $__________ (at least $25 but no more than $100,000 per calendar year). My check made payable to Bank of Boston is enclosed.

                                   -------------------------  ------------------
                                   Signature                  Date
If shares are held jointly,
all owners must sign.              -------------------------  ------------------
                                   Signature                  Date


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                                                      DIRECT STOCK PURCHASE PLAN

ATMOS ENERGY CORPORATION
                         ENROLLMENT AUTHORIZATION FORM
  This Enrollment Authorization Form, when completed and signed, should be mailed to the Plan Administrator using the accompanying postage pre-paid envelope or to the following address: The First National Bank of Boston, Mail Stop 45-01-06, P.O. Box 1581, Boston, MA 02105-1681.

  Please do not sign and return this Enrollment Authorization Form unless you wish to participate in the Company's Direct Stock Purchase Plan (the "Plan"). If the card is signed and returned but no option is checked, you will automatically be enrolled in the Plan under Full Dividend Reinvestment.


          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)